Exhibit 10.6


                              FOURTH AMENDMENT

                                   TO THE

                            HANNAFORD BROS. CO.

                       EMPLOYEE STOCK PURCHASE PLAN


     This Fourth Amendment to the Hannaford Bros. Co. Employee Stock Purchase Plan (the "Plan"), as amended and restated effective October 19, 1994, and thereafter amended effective February 7, 1995, August 20, 1995 and October 2, 1996, is made with reference to the following premises:

     WHEREAS, Hannaford Bros. Co. (the "Corporation") established and maintains the Plan to offer employees an opportunity to invest in its common stock; and

     WHEREAS, Section 13 of the Plan authorizes the Board of Directors of the Corporation, subject to the approval of stockholders, to amend the Plan from time to time to increase the maximum aggregate number of shares which may be issued under options granted; and

     WHEREAS, the Board of Directors desires to so amend the Plan.

     NOW, THEREFORE, the Plan is hereby amended as follows:

     1. The terms used in this Amendment shall have the meanings set forth in the Plan, unless the context indicates otherwise.

     2.  Section 4 is hereby amended to read as follows:

             "4.  STOCK SUBJECT TO THE PLAN.  Subject to the provisions of
             Section 12, the maximum aggregate number of Shares which may be issued under Options granted under the Plan shall be equal to the sum of the following:

             (a) the sixty thousand (60,000) Shares authorized when the Plan was first approved by shareholders, as such number was thereafter adjusted in accordance with Section 12; and

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             (b) the four hundred thousand (400,000) Shares authorized when the Plan was amended effective February 2, 1989, as such number was thereafter adjusted in accordance with Section 12; and

             (c) seven hundred fifty thousand (750,000) shares.

             In the event that any Option granted under the Plan expires or terminates for any reason, without having been exercised in full, the Shares subject to, but not issued under, such Option shall become available for other Options, unless the Plan shall have been terminated."

     3. This Amendment shall be effective February 11, 1997, if subsequently approved by stockholders in accordance with Section 13 of the Plan.